United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 18, 2007	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT 06880
(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(  c))

Item 5.02                                           Compensatory Arrangements for Certain Officers

As part of a cost reduction play by IWT Tesoro Corporation and its subsidiaries (“the company”), the company’s five executive officers have reduced their annual salaries an aggregate of $445,000 or by approximately 40%, on a going forward basis, as of July 1, 2007.  The Company expects to save an additional estimated $900,000 annually by eliminating several positions, reducing salary levels for other members of the management team, reducing benefits, and lowering commission rates. The Company’s Board of Directors has also waived 100% of their director fees.

Details of Executive Compensation Changes, as required to be disclosed:

Executive	Salary Reduction

Henry J. Boucher, Jr., CEO and Chair,	$120,000
Paul Boucher, Senior Vice President,	$100,000
Grey Perna, Senior Vice President	$100,000
Forest Jordan, Senior Vice President	$100,000
David Whitwell, CFO	$25,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2007	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President